Testing the Waters Materials Related to Series #96KOBE2

From the Rally App:

#96KOBE2

'96 TOPPS CHROME REFRACTOR KOBE BRYANT ROOKIE CARD

THIS INITIAL OFFERING IS COMING SOON!

CURRENT VALUE: $225,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

ASSET SPECIFICATIONS

Sport	Basketball
Professional League	NBA
Player	Kobe Bryant
Team	Los Angeles Lakers
Year / Season	1996
Memorabilia Type	Trading Card
Manufacturer	Topps
Variety	Chrome Refractor
Number in Set	#138
Rarity	1 of 63 (PSA 10)
Authentication	PSA

DESCRIPTION OF SERIES 1996 TOPPS KOBE BRYANT ROOKIE CARD

Investment Overview

•Upon completion of the Series #96KOBE2 Offering, Series #96KOBE2 will purchase a 1996 Topps Chrome Refractor #138 Kobe Bryant Rookie Card graded PSA GEM MT 10 for Series #96KOBE2 (The “Series 1996 Topps Kobe Bryant Rookie Card” or the “Underlying Asset” with respect to Series #96KOBE2, as applicable), the specifications of which are set forth below.

•Kobe Bryant was a professional basketball player who won five NBA championships, an NBA Most Valuable Player (MVP) award, two NBA Finals MVP awards, and two Olympic gold medals.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•The Underlying Asset is a 1996 Topps Chrome Refractor #138 Kobe Bryant Rookie Card graded PSA GEM MT 10.

Asset Description

Overview & Authentication

•Kobe Bryant was born on August 23, 1978 in Philadelphia, Pennsylvania.

•Kobe Bryant was drafted 13th overall in the first round of the 1996 NBA Draft by the Charlotte Hornets and was immediately traded to the Los Angeles Lakers.

•Bryant made his NBA Debut November 3, 1996. Over his 20-year career he was named to 18 All-Star Teams, 15 All-NBA Teams, and 12 All-Defensive Teams. He was a 2-time Scoring Champion, 1-time MVP, and the winner of 5 NBA Finals, as well as 2-time NBA Finals MVP. He is a member of the NBA Hall of Fame.

•During Bryant’s rookie season, at age 18, he played in 71 games, starting six. He averaged 7.6 points, 1.3 assists, and 1.9 rebounds.

•Bryant was one of the most iconic faces of the NBA for the length of his career, playing in Los Angeles for the Lakers, one of the NBA’s most storied franchises.

•After Bryant retired in 2016, he launched a successful writing career, penning his autobiography and opening a multimedia content company to publish a children’s fantasy book series. In addition, he won an Oscar for “Dear Basketball.”

•Bryant’s life ended tragically during a 2020 helicopter crash which also took the lives of his daughter Gianna and seven other passengers en route to the Mamba Sports Academy in Thousand Oaks, California.

•The New York Times’ Marc Stein wrote that Bryant left behind a ‘Brilliant and Complicated Legacy’.

•In the 1996-97 Topps Chrome Basketball set, Refractor parallels were issued in approximately 1:12 packs.

•The Underlying Asset has been issued a grade of GEM MT 10 by Professional Sports Authenticators (PSA) with Certification No. 04235336.

Notable Features

•The Underlying Asset is a 1996 Topps Chrome Refractor #138 Kobe Bryant Rookie Card graded PSA GEM MT 10.

•The Underlying Asset is 1 of 63 1996 Topps Chrome Refractor Kobe Bryant Rookie Card examples graded PSA 10 with 0 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1996 Topps Kobe Bryant Rookie Card
Sport	Basketball
Professional League	NBA
Player	Kobe Bryant
Team	Los Angeles Lakers
Year / Season	1996
Memorabilia Type	Trading Card
Manufacturer	The Topps Company, Inc.
Variety	Chrome Refractor
Rarity	1 of 63 (PSA 10)
Number in Set	#138
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	04235336

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1996 Topps Kobe Bryant Rookie Card going forward.

PSA Certification #04235336

According to the PSA database, the requested certification number is defined as the following:

ITEM INFORMATION

Certification Number	04235336
Reverse Cert Number/Barcode	No
Year	1996
Brand	TOPPS CHROME
Sport	BASKETBALL CARDS
Card Number	138
Player	KOBE BRYANT
Variety/Pedigree	REFRACTOR
Grade	GEM MT 10

#96KOBE2 | $225K

COMPARABLE ASSET VALUE

ASSET VALUE

+7025%

TRANSACTIONS

64

"I can't relate to lazy people. We don't speak the same language. I don't understand you. I don't want to understand you."

KOBE BRYANT

On His Work Ethic

JOIN THE CONVERSATION ›

PSA
1996 TOPPS CHROME #138
KOBE BRYANT GEM MT10
REFRACTOR
04235336

#96KOBE2 | *Visuals*

#96KOBE2 features Kobe taking it to the basket with a shimmering Refractor surface.

LAUNCH GALLERY ›

#96KOBE2 | *Timeline*

Aug. 1978 Kobe Bryant is born in Philadelphia, Pennsylvania. His father, Joe "Jelly Bean" Bryant, played for the 76ers.

Jan. 1996 Named USA Today National Player of the Year, Bryant finishes his high school career as the all-time leading scorer in the history of southeastern Pennsylvania basketball.

Jun. 1996 Bryant is selected 13th overall in the first round of the NBA Draft by the Charlotte Hornets out of Lower Merion High School, and then quickly traded to the Los Angeles Lakers in exchange for center Vlade Divac.

Oct. 1996 The 1996-97 Topps Chrome Refractor Basketball set is released. #96KOBE2 is printed.